STATE OF NEVADA

ROSS MILLER
Secretary of State		Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
SCOTT W. ANDERSON		Telephone (775) 684-5708
Deputy Secretary		Fax (775) 684-7138
for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

DJP CORPORATE SERVICES NEVADA	Job: C20120412-0201
10785 WEST TWAIN AVE STE 200	April 13, 2012
LAS VEGAS, NV 89135

Special Handling Instructions:
24HR FSC EMAILED SCL 04/13/2012

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20120255523-87	4/11/2012 4:45:19 PM	1	$75.00	$75.00
24 Hour Expedite	20120255523-87	4/11/2012 4:45:19 PM	1	$125.00	$125.00
Total					$200.00

Payments

Type	Description	Amount
Credit	265034 | 12041338375568	$200.00
Total		$200.00
	Credit Balance:	$0.00

Job Contents:
File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

DJP CORPORATE SERVICES NEVADA
10785 WEST TWAIN AVE STE 200
LAS VEGAS, NV 89135

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120255523-87
	Filing Date and Time: 04/11/2012 4:45 PM
	Entity Number: E0209032012-2

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Bolcan Mining Corporation

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: DJP Corporate Services Nevada
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 1,000,000 Par value per share: $ .001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) C. Parkinson Lloyd
Name
111 East Broadway, Suite 900 | Salt Lake City | UT | 84111
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

C. Parkinson Lloyd
Name

X [signature]
Incorporator Signature

111 East Broadway, Suite 900 | Salt Lake City | UT | ~~84111~~
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

DJP CORPORATE SERVICES NEVADA

X Paul M. Durham, Pres.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

4/11/2012
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 3-10-11

ARTICLES OF INCORPORATION

OF
BOLCAN MINING CORPORATION

The undersigned natural person, being at least eighteen years of age, acting as incorporator of a corporation under the Nevada Revised Statutes, Chapter 78, adopts the following Articles of Incorporation for such corporation:

ARTICLE 1
CORPORATE NAME

The name of this corporation (the “Corporation”) is

BOLCAN MINING CORPORATION

ARTICLE 2
CORPORATE PURPOSE

The Corporation is organized to:

(a)                                 Own mining claims and leases;

(b)                                 Do all other things necessary or incidental to the foregoing business purposes; and

(c)                                  undertake and engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

ARTICLE 3
CAPITALIZATION

3.1 Authorized Capital Stock. The total number of shares which the Corporation shall have the authority to issue is One Million (1,000,000) shares of Common Stock, $0.001 par value per share. All of the shares of the Corporation’s capital stock shall be non-assessable.

ARTICLE 4
REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation is DJP Corporate Services Nevada, 10785 West Twain Avenue, Suite 200, Las Vegas, Nevada 89135. The name of the Corporation’s initial registered agent at that office is DJP Corporate Services Nevada, whose signature is set forth on the signature page of these Articles of Incorporation. Upon completion of filing of these Articles with the Nevada Secretary of State, the Secretary of State may send a copy of these Articles to the registered agent at the above address of the Corporation’s registered office.

ARTICLE 5
INDEMNIFICATION OF OFFICERS AND DIRECTORS

To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, and within the meaning of and in accordance with NRS 78.7502:

1.                                      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this ARTICLE 5.

2.                                      The limitation of liability contemplated in this ARTICLE 5 shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of NRS 78.300, or (d) an intentional violation of criminal law.

3.                                      Any repeal or modification of this ARTICLE 5 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

4.                                      Without limitation, this ARTICLE 5 shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Nevada Revised Statutes, as the same exists or may hereafter be amended, as well as any applicable interpretation of Nevada law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Nevada law.

ARTICLE 6
INCORPORATOR

The name and address of the incorporator is C. Parkinson Lloyd, 111 East Broadway, Suite 900, Salt Lake City, UT 84111.

IN WITNESS WHEREOF, the undersigned being the incorporator of the Corporation executes these Articles of Incorporation and certifies under penalty of perjury to the truth of the facts herein stated, this 11th day of April, 2012.

/s/ C. Parkinson Lloyd
C. Parkinson Lloyd

2

ACKNOWLEDGMENT OF REGISTERED AGENT

The undersigned, DJP Corporate Services Nevada, hereby acknowledges that he has been appointed registered agent of Bolcan Mining Corporation., a Nevada corporation to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and hereby agrees to act as registered agent of said corporation.

DJP CORPORATE SERVICES NEVADA

By:	/s/ Paul M. Durham
Paul M. Durham

3